UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 5, 2013

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 . Results of Operations and Financial Condition.

On December 5, 2013, Esterline Technologies Corporation (“Esterline”) issued a press release announcing financial results for the three months and full fiscal year ended October 25, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, the Board of Directors (the “Board”) of Esterline accepted the resignation of R. Bradley Lawrence, Esterline’s Executive Chairman of the Board, as a director, effective immediately following the Company’s 2014 annual meeting of shareholders (the “2014 Annual Meeting”). Mr. Lawrence’s retirement from the Board is part of a management succession plan as previously reported by Esterline.

On December 5, 2013, Esterline’s Board also approved compensation arrangements for Mr. Lawrence relating to his transitional roles for Esterline during fiscal 2014. For serving as Executive Chairman through the 2014 Annual Meeting, Mr. Lawrence will receive a base salary of $312,000. Mr. Lawrence will also be eligible to participate in Esterline’s Annual Incentive Plan for fiscal 2014 (the “2014 Annual Incentive Plan”), and his target will equal 90% of his Executive Chairman base salary. Mr. Lawrence will remain employed as Senior Advisor following the 2014 Annual Meeting until Esterline’s 2014 fiscal year end. For serving as Senior Advisor, Mr. Lawrence will receive a base salary of $500,000 and be eligible to receive a target bonus under the 2014 Annual Incentive Plan equal to 90% of his Senior Advisor base salary.

Item 8.01. Other Events.

On December 5, 2013, Esterline announced that it would accelerate plans to consolidate certain facilities and to create cost efficiencies through shared services in sales, general administration and support functions. These integration activities are launching currently in each segment, and are expected to result in one-time charges and expenses of approximately $40 million. Esterline expects to incur costs of $25 million to $30 million in fiscal 2014 to support these efforts, with the balance incurred in fiscal 2015. Expense savings on short-cycle integration activities will commence in fiscal 2014, with substantially greater savings expected in 2015. Esterline expects these projects to build to anticipated savings in excess of $15 million annually starting in fiscal 2016. The projects have short payback periods of approximately two years with an internal rate of return nearing 100%. The press release attached hereto describes the integration activities, which with the disclosure in this item, should be read in conjunction with the note regarding forward-looking statements included in the text of the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release announcing financial results issued by Esterline Technologies Corporation dated December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: December 5, 2013	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing financial results issued by Esterline Technologies Corporation dated December 5, 2013.